UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2016

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700-10 King Street East, Toronto, Ontario, Canada	M5C 1C3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 564-2870

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

October 11, 2016. Toronto, Ontario and Nucla, Colorado - Western Uranium Corporation (CSE: WUC) (OTCQX: WSTRF) (“Western” or the “Company”) announces that it has added a new page to the Company website updating Western’s assets and infrastructure.

Shareholders and investors are invited to visit the webpage to view videos of some of the underground areas of the Sunday Mine Complex (“Sunday Complex”) as well as review and discussion of its uranium stockpiles and above- and below-ground infrastructure.

In addition to videos, Western has provided photographs depicting the uranium and vanadium seams at the Sunday Complex.

To visit the Assets and Infrastructure page on the Western Uranium website, we encourage shareholders and investors to visit: www.western-uranium.com/assets-infrastructure.html.

The Company also wishes to clarify and restate the News Release disseminated October 03, 2016 relating to the grant of stock options under the Incentive Stock Option Plan as follows:

“Western Uranium Corporation (CSE: WUC) (OTCQX: WSTRF) (“Western” or the “Company”) announces that it has granted an aggregate of 1,075,000 options to purchase common shares to a number of officers, consultants, directors and employees of the Company under the Company’s Incentive Stock Option Plan. The options shall have an exercise price of Cdn.$2.50 vesting equally commencing initially on the effective date of grant of October 4, 2016 and thereafter on October 31, 2016, and March 31, 2017 with a five-year term from the date of vesting.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 11, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2016	WESTERN URANIUM CORPORATION

	By:	/s/ Andrew Wilder
Mr. Andrew Wilder Chief Financial Officer

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